Exhibit 10.5

WEC ENERGY GROUP
SUPPLEMENTAL LONG TERM DISABILITY PLAN
Amended and Restated Effective as of January 1, 2017

i

WEC ENERGY GROUP
SUPPLEMENTAL LONG TERM DISABILITY PLAN
The WEC Energy Group Supplemental Long Term Disability Plan (the “Plan”) (formerly, the Wisconsin Energy Corporation Supplemental Long Term Disability Plan) was created effective as of April 29, 2003, to provide special supplemental long term disability benefits for eligible participants. The Plan is amended and restated effective as of January 1, 2017.

1.	Participation

(a)	Definition of a “Participant.”

The term “Participant” as used in this Plan refers to any key employee of WEC Energy Group, Inc. (the “Company”) (prior to June 29, 2015, the Company was known as Wisconsin Energy Corporation), or its subsidiaries, who is designated for participation in this Plan by the Chief Executive Officer of the Company (the "Chief Executive Officer"), the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”) and who has not been removed from this Plan pursuant to paragraph (b) below.

(b)	Removal of a Participant

A Participant may be removed from the Plan at any time by the Chief Executive Officer, the Board or the Compensation Committee, provided no such removal may eliminate or reduce any benefits which are protected under Article IX in the event of termination of this Plan.

2.	Vesting

A Participant will be deemed to be Vested in the disability benefit under Article III upon the commencement of disability payments.

3.	Make Whole Long Term Disability Benefits

It is the intent of this Plan that a Participant not suffer any loss with respect to a disability benefit under the long term disability benefit plan generally applicable to employees of the Company and/or its subsidiaries, including, if applicable to a Participant, any higher income replacement options above the core or basic levels (the “LTD Plan”) because of either the exclusion of base salary deferred under a savings or other deferred compensation plan, the exclusion of bonus earnings (but for purposes of this Plan, counting bonus earnings at the target level) from the definition of the LTD Plan (the “Bonus Exclusion”), or the limitations on annual compensation imposed by Section 505(b)(7) of the Internal Revenue Code (the “IRC Limit”). Therefore, in the event a Participant in this Plan becomes eligible for and begins to receive a disability benefit from the LTD Plan applicable to the Participant, and the amount of such disability benefit is limited because of application of salary deferral, the Bonus Exclusion, or the IRC Limit, a make whole disability benefit shall be paid from this Plan as a supplement to the disability benefit paid from the LTD Plan. Such LTD supplement shall equal the monthly amount by which the Participant’s disability benefit under the LTD Plan was less because of application of salary deferral, the Bonus Exclusion, and IRC Limit. Such LTD supplement shall commence at the same time as the disability benefit paid under the LTD Plan and continue for so long as such disability benefit is paid. All LTD supplements paid hereunder shall be paid out of general corporate assets or out of a grantor trust as provided in Article VII below.

4.	Payments Upon Change in Control

For purposes of this Article IV, a “Change in Control” with respect to the Company shall mean the occurrence of any of the following events, as a result of one transaction or a series of transactions:

(a)
any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Company, its affiliates, and any qualified or nonqualified plan maintained by the Company or its affiliates) becomes the “beneficial owner” (as defined in Rule 13d‑3 promulgated under such Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding securities;

(b)	individuals who constitute a majority of the Board immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election;

(c)
the Company is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination, less than 60% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company;

(d)	the Company sells, leases, or otherwise transfers all or substantially all of its properties or assets not in the ordinary course of business to another person or entity; or

(e)	the Board determines in its sole and absolute discretion that there has been a Change in Control of the Company.

These Change in Control provisions shall apply to successive Changes in Control on an individual transaction basis.
Upon the occurrence of a Change in Control, then notwithstanding any other provision of this Plan, the Company shall promptly cause to be paid to each active and retired Participant or beneficiary receiving benefits under this Plan a lump sum amount equal to the then present value of all benefits then accrued under this Plan, calculated using (i) an interest rate equal to a 36 consecutive month average, using the rates as of the last business day of each month (the "Month End Rate"), of the five year United States Treasury Note yields (the "36 Month Average Rate") in effect ending with the Month End Rate immediately prior to the month in which a Change in Control event described in subparagraphs (1) through (5) above has occurred as such yield is reported in the Wall Street Journal or comparable publication, and (ii) the mortality table then in use by the Company for purposes of estimating the present value of liabilities under the LTD Plan applicable to the Participant. Such payments shall be made without regard to whether the Participant's employment with the Company or any of its subsidiaries is continuing. However, if the Participant in fact so continues and this Plan continues, appropriate provisions shall be made so that any subsequent payments made from this Plan are reduced to reflect the value of such lump sum payments.

5.	Government Regulations

It is intended that the Plan will comply with all applicable laws and governmental regulations, and the Company and/or its subsidiaries shall not be obligated to perform an obligation hereunder in any case where, in the opinion of the Company’s counsel, such performance would result in violation of any law or regulation. All amounts payable under this Plan shall be subject to all applicable withholding taxes.

6.	Nonassignment

No benefit(s) under the Plan, nor any other interest hereunder of any Participant or beneficiary shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, anticipation, garnishment, attachment, execution, or levy of any kind.

7.	Provisions of Benefits

The Company may establish a grantor trust (a “rabbi trust”) to serve as a vehicle to hold such contributions as the Company may choose to make to prefund its obligation for benefits hereunder, but the trust shall be designed so that all assets therein are subject to the claims of the creditors of the Company or any of its subsidiaries which have used such rabbi trust in the event of insolvency, consistent with the provisions of Revenue Procedure 92‑64. Notwithstanding the existence of such grantor trust, the Plan shall remain an unfunded plan. A Participant’s rights to benefits under the Plan shall be those of an unsecured creditor of the Company and/or its subsidiaries.

8.	Plan Administration

(a)
Except as otherwise provided in this Article VIII, the Plan shall be administered by the internal administrative committee appointed by the Chief Executive Officer (the "Committee"). Members of the Committee may be Participants under this Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to such individual. The Chief Executive Officer may not act on any matter involving such officer's own participation in the Plan. All references to the Committee shall be deemed to include reference to the Chief Executive Officer.

(b)
The Committee (or the Chief Executive Officer if such individual chooses to so act) shall have full and complete discretionary authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan, and (ii) decide or resolve any and all questions including interpretations of the Plan, as may arise in connection with the claims procedures set forth in Article X or otherwise with regard to the Plan. The Committee shall have complete control and authority to determine the rights and benefits of all claims, demands and actions arising out of the provisions of the Plan of any Participant or beneficiary or other person having or claiming to have any interest under the Plan. When making a determination or calculation, the Committee may rely on information furnished by a Participant, the Company and/or its subsidiaries. Benefits under the Plan shall be paid only if the Committee decides in its sole discretion that the Participant or beneficiary is entitled to them. The Committee or the Chief Executive Officer may delegate such powers and duties as it determines for the efficient administration of the Plan.

9.	Termination or Modification of Plan

The Company may, in its sole discretion, terminate, amend or modify this Plan at any time, in whole or in part, by action of its Board, Compensation Committee or the Committee, provided that no such action may eliminate or reduce or change the time or manner of payment of any benefits which: (i) have already become payable to any Participant; or (ii) would have become payable to any Participant if such Participant had retired immediately before such action is taken.

10.	Claim Procedures

The claim procedure rules applicable to the relevant LTD Plan shall also apply to the make whole disability benefits provided for under Article III of this Plan, and such claim procedure rules, as amended from time to time, are incorporated by reference into this Plan.

11.	Miscellaneous

(a)	The Company shall have the right to withhold from any amounts payable under this Plan any taxes or other amounts required to be withheld by any governmental authority.

(b)
Every person receiving or claiming payments under this Plan shall be conclusively presumed to be mentally competent until the date on which the Company receives a written notice, in form and manner acceptable to it, that such person is incompetent and that a guardian, conservator, or other person legally vested with the care of such person’s estate has been appointed. In the event a guardian or conservator of the estate of any person receiving or claiming payments under this Plan shall be appointed by a court of competent jurisdiction, payments may be made to such guardian or conservator provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Company. Any such payment so made shall be a complete discharge of any liability therefor.

(c)
Participation in this Plan, or any modifications thereof, or the payment of any benefits hereunder, shall not be construed as giving to the Participant any right to be retained in the service of the Company or its subsidiaries, limiting in any way the right of the Company or its subsidiaries to terminate the Participant’s employment at any time, evidencing any agreement or understanding, express or implied, that the Company or its subsidiaries will employ the Participant in any particular position or at any particular rate of compensation and/or guaranteeing the Participant any right to receive a salary increase in any year.

(d)
The Company, or its subsidiaries, or their Boards of Directors or any committees thereof, or any officer or director of the Company or its subsidiaries, any member of the Committee or any other person shall not be liable for any act or failure to act hereunder, except for fraud.

(e)	This Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin, to the extent not preempted by federal law, without reference to conflicts of law principles.